Exhibit 23.9

CONSENT OF TETRA TECH, INC.

The undersigned, Tetra Tech, Inc., hereby states as follows:

Our firm assisted with the “Mt. Todd Gold Project Gold Resource Update, Northern Territory, Australia (Feb 2008),” the “Mt. Todd Gold Project Resource Update, Northern Territory, Australia” and the “Mt. Todd Gold Project Gold Resource Update, Northern Territory, Australia (Jan 2009)” (collectively, the “Technical Reports”) for Vista Gold Corp. (the “Company”), portions of which are summarized in the Company’s Annual Report on Form 10-K for the year ended December 31, 2008, as filed with the Securities and Exchange Commission on March 13, 2009 (the “Form 10-K”).

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 and in the related Prospectus of the Company of the summary information concerning the Technical Reports, including the reference to our firm included with such information, as set forth above in the Form 10-K.

	By:	/s/ John W. Rozelle
	Name:	John W. Rozelle
	Title:	Principal Geologist
Date: April 16, 2009

Tetra Tech

350 Indiana Street, Suite 500, Golden, CO 80401

Tel 303.217.5700 / 877.855.2655  Fax 303.217.5705  www.tetratech.com